                                                                      EXHIBIT 21



                             LIST OF SUBSIDIARIES OF
                          CAPSTEAD MORTGAGE CORPORATION



At December 31, 2003 the subsidiaries of Capstead Mortgage Corporation were as follows:

                                                                                                       STATE OF
                                                                                                      DOMICILE
 ---------------------------------------------------------------------------------------------------------------

PARENT COMPANY
  SUBSIDIARY

Capstead Mortgage Corporation ("CMC")...................................................            Maryland
   Capstead Capital Corporation.........................................................            Delaware
   Capstead Securities Corporation IV...................................................            Delaware
   CMC Securities Corporation I.........................................................            Nevada
   CMC Securities Corporation III.......................................................            Delaware
   CMC Securities Corporation IV........................................................            Delaware
   CMCP Properties, Inc.................................................................            Delaware
     CMCP - Roswell LLC (1).............................................................            Delaware
     CMCP - Williamsburg LLC (1)........................................................            Delaware
     CMCP - Pinecastle LLC (1)..........................................................            Delaware
     CMCP - Montrose LLC (1)............................................................            Delaware
     CMCP - Texas, Inc. (1).............................................................            Delaware
       CMCP - Club Hill L.P. (2)........................................................            Texas
     CMCP - Florida SPE, Inc. (1).......................................................            Delaware
       CMCP - Island Lake LLC (3).......................................................            Delaware
   Capstead Inc.(4).....................................................................            Delaware


(1)      CMC Properties, Inc. owns 100% of the indicated entity.

(2) CMCP Properties, Inc. owns 99.99% of the indicated entity with the remainder held by CMCP - Texas, Inc.

(3)      CMCP - Florida SPE, Inc. owns 100% of the indicated entity.

(4)      CMC owns all of the issued and outstanding preferred stock.